UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2018

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

On April 4, 2018, Fusion Telecommunications International, Inc., a Delaware corporation (“Fusion”), entered into a Seventh Amendment (the “Seventh Amendment”) to the Agreement and Plan of Merger, dated August 26, 2017 (as amended, the “Merger Agreement”), by and among Fusion, Fusion BCHI Acquisition LLC, a wholly-owned subsidiary of Fusion (“BCHI”), and Birch Communications Holdings, Inc. (“Birch”), with respect to a merger by and between BCHI and Birch (the “Merger”). Under the Seventh Amendment, the parties agreed to extend (i) the Outside Date (as defined in the Merger Agreement), after which Fusion or Birch may terminate the Merger Agreement if the Merger has not been consummated, to April 30, 2018; (ii) the Outside Date may be extended to May 10, 2018 in order to obtain certain regulatory and governmental approvals; and (iii) the date on which Fusion or Birch may terminate the Merger Agreement due to an inability to secure commitments for the required financing to April 30, 2018.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibits 10.1, and which is incorporated by reference herein in its entirety.

Item 9.01
Financial Statements and Exhibits.

(d)

Exhibits.                                              EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Seventh Amendment, dated as of April 4, 2018, to Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
April 10, 2018	EVP and General Counsel

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